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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the cations "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A) (No. 2-37707) of Delaware Group Income Funds, Inc. of our report dated September 6, 1996, included in the Delaware Group Delchester Fund 1996 Annual Report to Shareholders.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 1997